FOLEY : LARDNER                                FOLEY & LARDNER
ATTORNEYS AT LAW                               The Greenleaf Building
                                               200 Laura Street
                                               Jacksonville, Florida  32202-3510
                      August 15, 2003          P. O. Box 240
                                               Jacksonville, Florida  32201-0240
                                               904.359.2000 TEL
                                               904.359.8700  FAX
                                               www.foleylardner.com
                                               WRITER'S DIRECT LINE
                                               904.359.2000
                                               mgreenhut@foleylaw.com Email
                                               CLIENT/MATTER NUMBER
                                               040521-0157
Regency Centers Corporation
121 West Forsyth Street, Suite 200
Jacksonville, Florida   32202

         Re:      Registration Statement on Form S-3
                  SEC File No. 333-37911

Ladies and Gentlemen:

         We are acting as counsel to Regency Centers Corporation, a Florida corporation (the "Company"), in connection with its registration statement on Form S-3 filed with the Securities and Exchange Commission relating to the sale by the Company of 3,600,000 shares of common stock of the Company, par value $.01 per share, plus up to 540,000 additional shares of common stock, par value $.01 per share to cover over- allotments, if any (collectively, the "Shares").

         In connection with the sale of such securities, which the Company has held as treasury shares, we have examined and are familiar with: (a) the articles of incorporation and bylaws of the Company, (b) the proceedings of and actions taken by the Board of Directors of the Company in connection with the sale of the Shares and (c) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

         Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the state of Florida. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

         We hereby consent to the inclusion of this opinion as Exhibit 5 in said Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus supplement relating to the offering of the Shares dated August 12, 2003. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Sincerely,

                                       FOLEY & LARDNER


                                       By:   /s/ Foley & Lardner
                                          --------------------------------------

BRUSSELS   DETROIT         MILWAUKEE       SAN DIEGO           TAMPA
CHICAGO    JACKSONVILLE    ORLANDO         SAN DIEGO/DEL MAR   WASHINGTON, D.C.
DENVER     LOS ANGELES     SACRAMENTO      SAN FRANCISCO       WEST PALM BEACH
           MADISON                         TALLAHASSEE